Exhibit 99.1

Beyond Air Receives CE Mark in Europe for the LungFit® PH System

Indication covers newborn infants with hypoxic respiratory failure and peri- and post-operative pulmonary hypertension to improve right ventricular function in conjunction with heart surgery

A $1 million milestone payment is triggered from Asia-Pacific partner, Getz Healthcare

Garden City, NY, December 2, 2024 – Beyond Air, Inc. (NASDAQ: XAIR) (“Beyond Air” or the “Company”), a commercial stage medical device and biopharmaceutical company focused on harnessing the power of nitric oxide (NO) to improve the lives of patients, today announced European CE mark approval of the LungFit® PH system. This CE mark approval allows Beyond Air to market LungFit PH in the European Union and all other countries that recognize this certification. LungFit PH, the first device in the LungFit therapeutic platform of nitric oxide generators, leverages the company’s patented Ionizer® technology and has already received FDA approval in the United States.

“We are thrilled to announce CE mark for LungFit PH, paving the way for commercial sales in Europe and other global regions. In anticipation of this approval, we partnered with Business Asia Consultants to leverage their extensive international distribution network,” stated Steve Lisi, Chairman and Chief Executive Officer of Beyond Air. “I am incredibly proud of the team that made this happen over the past 30 months and look forward to initiating shipments to our Asia-Pacific partner, Getz Healthcare, and other international partners in 2025.”

Under the terms of Beyond Air’s existing commercialization agreement with Getz Healthcare for LungFit PH, Getz will make a $1 million milestone payment to Beyond Air upon CE mark certification. In addition, Beyond Air will receive ongoing royalty payments based on LungFit PH net sales. The partnership provides access to hospitals in Australia, New Zealand, Thailand, Philippines, Taiwan, Hong Kong, Malaysia, Pakistan, Singapore and Vietnam.

The specific indications for LungFit PH under CE Mark certification include:

1) the treatment of infants > 34 weeks gestation with hypoxic respiratory failure associated with clinical or echocardiographic evidence of pulmonary hypertension, in order to improve oxygenation and to reduce the need for extracorporeal membrane oxygenation.

2) the treatment of peri- and post-operative pulmonary hypertension in adults and newborn infants, infants and toddlers, children and adolescents, ages 0-17 years in conjunction to heart surgery, in order to selectively decrease pulmonary arterial pressure and improve right ventricular function.

LungFit PH uses Ionizer technology to generate unlimited on-demand NO from ambient air and deliver it to a ventilator circuit, regardless of dose or flow. The device uses a compressor to drive room air through a plasma chamber where pulses of electrical discharge are created between two electrodes. The LungFit PH system ionizes the nitrogen and oxygen molecules, forming NO with low levels of nitrogen dioxide (NO2) created as a byproduct. The gas is then passed through a Smart Filter, which removes toxic NO2 from the internal circuit.

LungFit PH represents a significant step forward in sustainable healthcare solutions. Since the device generates NO conveniently and cleanly from ambient air, without the need for tanks or chemicals, it is highly energy-efficient, using only the power equivalent to a 60-watt light bulb. By eliminating the emissions associated with truck transport and cylinder refills, LungFit PH supports hospital sustainability initiatives, helping facilities reduce their carbon footprint while delivering critical care to patients.

For the approved indications, the novel LungFit PH system is designed to deliver a dosage of NO to the lungs that is consistent with the current standard of care for delivery of 20 ppm NO, with a range of 0.5 ppm – 80 ppm (low concentration NO) for ventilated patients. Each Smart Filter will last 12 hours regardless of ventilator demands, and replacing a filter only takes seconds.

Potential customers can visit the LungFit PH website, www.lungfitph.com, for additional information, including the product label, and to sign up for updates.

About Beyond Air®, Inc.

Beyond Air is a commercial stage medical device and biopharmaceutical company dedicated to harnessing the power of endogenous and exogenous nitric oxide (NO) to improve the lives of patients suffering from respiratory illnesses, neurological disorders, and solid tumors. The Company has received FDA approval and CE Mark for its first system, LungFit® PH, for the treatment of term and near-term neonates with hypoxic respiratory failure and peri- and post-operative pulmonary hypertension to improve right ventricular function in conjunction with heart surgery (EU only, see below for more information)*. Beyond Air is currently advancing its other revolutionary LungFit systems for the treatment of severe lung infections such as viral community-acquired pneumonia (including COVID-19), and nontuberculous mycobacteria (NTM) among others. Also, the Company has partnered with The Hebrew University of Jerusalem to advance a pre-clinical program dedicated to the treatment of autism spectrum disorder (ASD) and other neurological disorders. Additionally, Beyond Cancer, Ltd., an affiliate of Beyond Air, is investigating ultra-high concentrations of NO with a proprietary delivery system to target certain solid tumors in the pre-clinical setting. For more information, visit www.beyondair.net.

About LungFit®*

Beyond Air’s LungFit is a cylinder-free, phasic flow generator and delivery system and has been designated as a medical device by the U.S. Food and Drug Administration (FDA). The ventilator compatible version of the device can generate NO from ambient air on demand for delivery to the lungs at concentrations ranging from 1 ppm to 80 ppm. The LungFit system could potentially replace large, high-pressure NO cylinders providing significant advantages in the hospital setting, including greatly reducing inventory and storage requirements, improving overall safety with the elimination of NO2 purging steps, and other benefits. LungFit can also deliver NO at concentrations at or above 80 ppm for potentially treating severe acute lung infections in the hospital setting (e.g. COVID-19, bronchiolitis) and chronic, refractory lung infections in the home setting (e.g. NTM). With the elimination of cylinders, Beyond Air intends to offer NO treatment in the home setting.

* Beyond Air’s LungFit PH is approved for commercial use in the United States of America to treat term and near-term neonates with hypoxic respiratory failure and in the European Union to treat infants > 34 weeks gestation with hypoxic respiratory failure associate with clinical or echocardiographic evidence of pulmonary hypertension, in order to improve oxygenation and to reduce the need for extracorporeal membrane oxygenation and for the treatment of peri- and post-operative pulmonary hypertension in adults and newborn infants, infants and toddlers, children and adolescents, ages 0-17 years in conjunction to heart surgery, in order to selectively decrease pulmonary arterial pressure and improve right ventricular function. Beyond Air’s other LungFit systems are not approved for commercial use and are for investigational use only. Beyond Air is not suggesting NO use over 80 ppm or use at home.

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About Nitric Oxide

Nitric Oxide is a powerful molecule, naturally synthesized in the human body, proven to play a critical role in a broad array of biological functions. In the airways, NO targets the vascular smooth muscle cells that surround the small resistance arteries in the lungs. Currently, exogenous inhaled NO is used in adult respiratory distress syndrome, post certain cardiac surgeries and persistent pulmonary hypertension of the newborn to treat hypoxemia. Additionally, NO is believed to play a key role in the innate immune system and in vitro studies suggest that NO possesses anti-microbial activity not only against common bacteria, including both gram-positive and gram-negative, but also against other diverse pathogens, including mycobacteria, viruses, fungi, yeast and parasites, and has the potential to eliminate multi-drug resistant strains.

Forward Looking Statements

This press release contains “forward-looking statements” (as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended). You can identify such forward-looking statements by the words “appears,” “expects,” “plans,” “anticipates,” “believes” “expects,” “intends,” “looks,” “projects,” “goal,” “assumes,” “targets” and similar expressions and/or the use of future tense or conditional constructions (such as “will,” “may,” “could,” “should” and the like) and by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. These forward-looking statements are only predictions and reflect views as of the date they are made with respect to future events and financial performance. Many factors could cause actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including those related to the completion of the offering, risks related to the ability to raise additional capital; the timing and results of future pre-clinical studies and clinical trials; the potential that regulatory authorities, including the FDA and comparable non-U.S. regulatory authorities, may not grant or may delay approval for our product candidates; the approach to discover and develop novel drugs, which is unproven and may never lead to efficacious or marketable products; the ability to fund and the results of further pre-clinical studies and clinical trials of our product candidates; obtaining, maintaining and protecting intellectual property utilized by products; obtaining regulatory approval for products; competition from others using similar technology and others developing products for similar uses; dependence on collaborators; and other risks, which may, in part, be identified and described in the “Risk Factors” section of Beyond Air’s most recent Annual Report on Form 10-K and other of its filings with the Securities and Exchange Commission, all of which are available on Beyond Air’s website. Beyond Air undertakes no obligation to update, and have no policy of updating or revising, these forward-looking statements, except as required by applicable law.

CONTACTS:

Investor Relations contacts

Corey Davis, Ph.D.

LifeSci Advisors, LLC

Cdavis@lifesciadvisors.com

(212) 915-2577

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